Exhibit 24.1

POWER OF ATTORNEY

Know all by these present, that the undersigned hereby constitutes and appoints each of Alexander Fink, Brooks Ensign and Jennifer DeTrani of Swarmer, Inc (the “Company”), and Daniel Bagliebter, Kostantinos Skordalos, Hannah Karraker, Patricia Garza Gonzalez, Kate McLeod, Maura Foley, Robyn Frattali, Erber Hernandez and Autumn Mays of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., signing singly, with full power of substitution, the undersigned’s true and lawful attorney-in-fact to:

(1)	execute for and on behalf of the undersigned, in the undersigned’s capacity as a director of the Company, forms and authentication documents for EDGAR Filing Access;

(2)	do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such forms and authentication documents;

(3)	execute for and on behalf of the undersigned, in the undersigned’s capacity as a director of the Company, Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder;

(4)	do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the United States Securities and Exchange Commission (the “SEC”) and any stock exchange or similar authority;

(5)	do and perform any and all acts for and on behalf of the undersigned to administer the undersigned’s EDGAR Next account;

(6)	add or remove for and on behalf of the undersigned additional authorized Account Administrators (as defined by the SEC) and/or Users (as defined by the SEC) as permitted under EDGAR Next administrator permissions;

(7)	receive for and on behalf of the undersigned correspondence and notifications from the SEC related to the undersigned’s Forms 3, 4 or 5 or maintenance of the undersigned’s EDGAR Next account; and

(8)	take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interests of, or legally required by the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date set forth below.

Date: March 6, 2026

/s/ Jennifer DeTrani
Signature

Jennifer DeTrani
Print Name